EX-99.b
                                                            Form 10-K for 1996
                                                               File No. 1-8610








                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C. 20549

                                -------------

                                  FORM 11-K
                                ANNUAL REPORT
                                -------------


                       Pursuant to Section 15(d) of the
                       Securities Exchange Act of 1934


                 For the fiscal year ended December 31, 1996


                        Commission File Number 1-8610


                                -------------

                        SBC SAVINGS AND SECURITY PLAN
                                -------------



                           SBC COMMUNICATIONS INC.

                   175 E. Houston, San Antonio, Texas 78205

          Financial Statements, Supplemental Schedules and Exhibits

                              Table of Contents



                                                                          Page


Report of Independent Auditors..............................................1

Financial Statements:

      Statement of Net Assets Available for Plan Benefits as of
      December 31,1996......................................................2

      Statement of Net Assets Available for Plan Benefits as of
      December 31,1995......................................................4

      Statement of Changes in Net Assets Available for Plan Benefits for
      the Year Ended December 31, 1996......................................6

      Statement of Changes in Net Assets Available for Plan Benefits for
      the Year Ended December 31, 1995......................................8

      Notes to Financial Statements........................................10

Supplemental Schedules:

      Item 27a - Schedule of Assets Held for Investment Purposes. .........14

      Item 27b - Schedule of Loans and Fixed Income Obligations... ........16

      Item 27d - Schedule of Reportable Transactions............... .......17

Exhibits:
      23.b  Consent of Ernst & Young LLP

                        REPORT OF INDEPENDENT AUDITORS


Benefit Plan Committee of the
   SBC Savings and Security Plan


We have audited the accompanying statements of net assets available for plan benefits of the SBC Savings and Security Plan (the Plan) as of December 31, 1996 and 1995, and the related statements of changes in net assets available for plan benefits for the years then ended. These financial statements are the responsibility of the Plan's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the net assets available for plan benefits of the Plan at December 31, 1996 and 1995, and the changes in its net assets available for plan benefits for the years then ended, in conformity with generally accepted accounting principles.

Our audits were performed for the purpose of forming an opinion on the basic financial statements taken as a whole. The accompanying supplemental schedules of assets held for investment purposes and of loans or fixed income obligations as of December 31, 1996, and reportable transactions for the year then ended are presented for purposes of complying with Department of Labor's Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974, and are not a required part of the basic financial statements. The fund information in the statements of net assets available for plan benefits and the statements of changes in net assets available for plan benefits is presented for purposes of additional analysis rather than to present the net assets available for plan benefits and changes in net assets available for plan benefits of each fund. The supplemental schedules and fund information have been subjected to the auditing procedures applied in our audits of the basic financial statements and, in our opinion, are fairly stated in all material respects in relation to the basic financial statements taken as a whole.



                                           ERNST & YOUNG LLP

San Antonio, Texas
June 18, 1997

===========================================================================================================================
                                              SBC SAVINGS AND SECURITY PLAN
===========================================================================================================================
                                   STATEMENT OF NET ASSETS AVAILABLE FOR PLAN BENEFITS
                                                    DECEMBER 31, 1996
                                                  (Dollars in Thousands)


                                Employee Stock   SBC             Diversified  Interest   Asset      Global
                                    Ownership  Shares     Bond      Equity    Income    Allocation  Equity    Loan
                                      Plan      Fund      Fund     Portfolio   Fund      Fund        Fund     Fund      Total
                                    ---------  --------  --------  ---------  --------  --------  --------  ---------  --------
ASSETS
Investments:
SBC common shares:
  allocated                         $273,646 $       -  $      -  $       -  $      -  $      -    $    -   $      - $ 273,646
  unallocated                        126,625         -         -          -         -         -         -          -   126,625
  other                                    -   530,221         -          -         -         -         -          -   530,221
BZW Barclays Government/
  Corporate Bond Index Fund E              -         -     3,221          -         -         -         -          -     3,221
BZW Barclays Equity Index                  -         -         -     57,670         -         -         -          -    57,670
Fund E
Contracts with insurance
companies
  and other financial                      -         -         -          -    168,002        -         -          -   168,002
institutions
BZW Barclays U.S. Tactical
Asset
  Allocation Fund E                        -         -         -          -         -     1,448         -          -     1,448
BZW Barclays U.S. Equity
  Market Fund E                            -         -         -          -         -         -     2,536          -     2,536
BZW Barclays EAFE Equity
  Index Fund E                             -         -         -          -         -         -       843          -       843
Loans to plan participants                 -         -         -          -         -         -         -     74,394    74,394
Temporary cash investments             6,360     2,903         1          8      1,057        -         1          9    10,339
                                   ---------  --------   -------   --------   -------   -------  --------  ---------  --------
   Total Investments                 406,631   533,124     3,222     57,678    169,059    1,448     3,380     74,403 1,248,945
                                   ---------  --------   -------   --------   -------   -------  --------  ---------  --------

Contributions receivable:
  Participant                              -         -         -          -         -         -         -          -         -
  Employer                             4,294         -         -          -         -         -         -          -     4,294
                                   ---------  --------   -------   --------   -------   -------  --------  ---------  --------
   Total Contributions                 4,294         -         -          -         -         -         -          -     4,294
Receivable
                                   ---------  --------   -------   --------   -------   -------  --------  ---------  --------

                                              SBC SAVINGS AND SECURITY PLAN
                                   STATEMENT OF NET ASSETS AVAILABLE FOR PLAN BENEFITS
                                                    DECEMBER 31, 1996
                                                  (Dollars in Thousands)


                               Employee Stock   SBC               Diversified Interest    Asset     Global
                                  Ownership    Shares      Bond     Equity     Income   Allocation  Equity      Loan
                                     Plan       Fund       Fund     Portfolio   Fund      Fund       Fund       Fund      Total
                                   --------   --------  ---------  --------  ---------  --------  ---------  ---------  --------
  (Continued)
Dividends and interest receivable       30         21          -         1          8         -          1        536       597
Transfers receivable from other
   funds and plans                       -          -          1       109        324         -         67          -       501
 Receivable for investments sold       200          -          -        11          -         1          -          -       212
                                   --------   --------  ---------  --------  ---------  --------  ---------  ---------  --------
     Total Assets                  411,155    533,145      3,223    57,799    169,391     1,449      3,448     74,939 1,254,549
                                   --------   --------  ---------  --------  ---------  --------  ---------  ---------  --------

 LIABILITIES
 Transfers payable to other
   funds and plans                       -        733          -         -          -         -          -        178       911
 Payable for investments purchased       -          -          -         -        819         -          3          -       822
 Administrative expenses                39         86          1         6         31         -          -          -       163
 Interest payable                    3,707          -          -         -          -         -          -          -     3,707
 Current portion of long-term debt  22,281          -          -         -          -         -          -          -    22,281
 Other payables                          -          -          1         2                                                    3
 Long-term debt                     63,870          -          -         -          -         -          -          -    63,870
                                  --------   --------  ---------  --------  ---------  --------  ---------  ---------  --------
     Total Liabilities
                                    89,897        819          2         8        850         -          3        178    91,757
                                  --------   --------  ---------  --------  ---------  --------  ---------  ---------  --------

 Net Assets Available for Plan
   Benefits                     $  321,258  $ 532,326 $    3,221 $  57,791 $  168,541 $   1,449 $    3,445 $   74,761 $1,162,792
                                  ========   ========  =========  ========  =========  ========  =========  =========  ========

                                             SBC SAVINGS AND SECURITY PLAN
                                   STATEMENT OF NET ASSETS AVAILABLE FOR PLAN BENEFITS
                                                   DECEMBER 31, 1995
                                                 (Dollars in Thousands)


                                 Employee Stock    SBC                  Diversified    Interest
                                   Ownership      Shares       Bond        Equity       Income        Loan
                                      Plan         Fund        Fund      Portfolio       Fund         Fund        Total

                                    ---------   ----------   ---------    ---------    ---------   ----------   ---------
 ASSETS
 Investments:
 SBC common shares:
    allocated                     $  269,847  $         -  $        -   $        -   $        -  $         -  $  269,847
    unallocated                      180,355            -           -            -            -            -     180,355
    other                                  -      588,472           -            -            -            -     588,472
 BZW Barclays Government/
   Corporate Bond Index Fund               -            -       3,103            -            -            -       3,103
 BZW Barclays Equity Index Fund            -            -           -       27,890            -            -      27,890
 Contracts with insurance companies
   and other financial institutions        -            -           -            -      173,663            -     173,663
 Loans to plan participants                -            -           -            -            -       48,499      48,499
 Temporary cash investments            6,085        6,742         166        1,671          406            -      15,070
                                    ---------   ----------   ---------    ---------    ---------   ----------   ---------
     Total Investments               456,287      595,214       3,269       29,561      174,069       48,499   1,306,899
                                    ---------   ----------   ---------    ---------    ---------   ----------   ---------

 Contributions receivable:
    Participant                            -        1,809           -          331           16            -       2,156
    Employer                           4,594            -           -            -            -            -       4,594
                                    ---------   ----------   ---------    ---------    ---------   ----------   ---------
     Total Contributions Receivable    4,594        1,809           -          331           16            -       6,750
                                    ---------   ----------   ---------    ---------    ---------   ----------   ---------


                                             SBC SAVINGS AND SECURITY PLAN
                                   STATEMENT OF NET ASSETS AVAILABLE FOR PLAN BENEFITS
                                                   DECEMBER 31, 1995
                                                 (Dollars in Thousands)


                                Employee Stock   SBC                     Diversified  Interest
                                  Ownership     Shares        Bond        Equity       Income        Loan
                                    Plan         Fund         Fund       Portfolio      Fund         Fund        Total
                                  ---------    ---------    ---------    ---------    ---------    ---------    ---------
(Continued)

Dividends and interest receivable       30           26           17           57            3          996        1,129
Transfers receivable from other
  funds and plans                        -            -            -          770            -        3,067        3,837
Other                                  301            -            -            1            -            -          302
                                  ---------    ---------    ---------    ---------    ---------    ---------    ---------
Total Assets                       461,212      597,049        3,286       30,720      174,088       52,562    1,318,917
                                  ---------    ---------    ---------    ---------    ---------    ---------    ---------

LIABILITIES
Transfers payable to other
  funds and plans                        -        1,066          210            -        2,452            -        3,728
Payable for investments purchased        -            -           17           50          886            -          953
Administrative expenses                 18           39            -            3           16            -           76
Interest payable                     4,617            -            -            -            -            -        4,617
Current portion of long-term debt   21,174            -            -            -            -            -       21,174
Long-term debt                      86,151            -            -            -            -            -       86,151
                                  ---------    ---------    ---------    ---------    ---------    ---------    ---------
Total Liabilities                  111,960        1,105          227           53        3,354            -      116,699
                                  ---------    ---------    ---------    ---------    ---------    ---------    ---------

Net Assets Available for Plan
Benefits                        $  349,252   $  595,944   $    3,059   $   30,667   $  170,734   $   52,562   $1,202,218
                                  =========    =========    =========    =========    =========    =========    =========

See Notes to Financial Statements.


                                                SBC SAVINGS AND SECURITY PLAN
                                STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR PLAN BENEFITS
                                            FOR THE YEAR ENDED DECEMBER 31, 1996
                             (Dollars in Thousands)


                              Employee Stock    SBC              Diversified  Interest    Asset     Global
                                 Ownership    Shares      Bond     Equity      Income   Allocation  Equity      Loan
                                   Plan        Fund       Fund    Portfolio     Fund       Fund      Fund       Fund      Total
                                  --------   ---------  ---------  --------   --------   --------   --------   --------  --------
Net Assets Available for Plan
 Benefits, December 31, 1995     $ 349,252 $   595,944 $    3,059 $  30,667 $  170,734 $        - $        - $   52,562 $ 1,202,218

Additions to Net Assets:
  Contributions and transfers:
    Participant contributions           -      32,510        658     6,310     15,436         87        221          -      55,222
    Employer contributions         17,428           -          -         -          -          -          -          -      17,428
    Transfers of participants'
      balances - net                    -    (22,733)      (440)    14,309    (13,798)     1,295      3,046     18,905         584
  Forfeitures                          85           -          -         -          -          -          -          -          85
  Loan transfers                   21,174           -          -         -          -          -          -          -      21,174
                                 --------   ---------  ---------  --------   --------   --------   --------   --------     --------
                                   38,687       9,777        218    20,619      1,638      1,382      3,267     18,905      94,493
                                 --------   ---------  ---------  --------   --------   --------   --------   --------     --------

Investment income:
  Dividends on SBC common shares   13,295      17,612          -         -          -          -          -          -      30,907
   Other dividends                      -           -          -         -          -          -          -          -           -
   Interest                           222         254        107       416     10,353          -          1      4,383      15,736
                                 --------   ---------  ---------  --------   --------   --------   --------   --------    --------
                                   13,517      17,866        107       416     10,353          -          1      4,383      46,643
                                 --------   ---------  ---------  --------   --------   --------   --------   --------    --------

 Net appreciation (depreciation) in
   value of investments           (42,561)   (56,379)       (15)     8,157          -         73        183          -     (90,542)
                                  --------   ---------  ---------  --------   --------   --------   --------   --------   --------
      Total Net Additions           9,643    (28,736)       310    29,192     11,991      1,455      3,451     23,288      50,594
                                  --------   ---------  ---------  --------   --------   --------   --------   --------   --------

                                               SBC SAVINGS AND SECURITY PLAN
                               STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR PLAN BENEFITS
                                            FOR THE YEAR ENDED DECEMBER 31, 1996
                             (Dollars in Thousands)


                               Employee     SBC                 DiversifiedInterest    Asset     Global
                                Stock
                               Ownership   Shares      Bond     Equity     Income     Allocation Equity      Loan
                                Plan        Fund       Fund     Portfolio   Fund       Fund       Fund       Fund      Total
                               --------   ---------  ---------  --------   --------   --------   --------   --------  --------
(Continued)

Deductions from Net Assets:
Administrative expenses               256         523          5        56        199          1          1          -     1,041
Forfeitures                            85           -          -         -          -          -          -          -        85
Interest expense                    7,867           -          -         -          -          -          -          -     7,867
Loan payment-principal             21,174           -          -         -          -          -          -          -    21,174
Distributions to participants       8,255      34,359        143     2,012     13,985          5          5      1,089    59,853
                                  --------   ---------  ---------  --------   --------   --------   --------   --------  --------
Total Deductions                   37,637      34,882        148     2,068     14,184          6          6      1,089    90,020
                                  --------   ---------  ---------  --------   --------   --------   --------   --------  --------

Net Assets Available for Plan
Benefits, December 31, 1996   $   321,258 $   532,326 $    3,221 $  57,791 $  168,541 $    1,449 $    3,445 $   74,761 $1,162,792
                                  ========   =========  =========  ========   ========   ========   ========   ========  ========








See Notes to Financial Statements.


                                             SBC SAVINGS AND SECURITY PLAN
                             STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR PLAN BENEFITS
                                          FOR THE YEAR ENDED DECEMBER 31, 1995
                                                 (Dollars in Thousands)


                                Employee Stock   SBC                     Diversified  Interest
                                  Ownership     Shares        Bond        Equity       Income        Loan
                                    Plan         Fund         Fund       Portfolio      Fund         Fund        Total
                                  ---------    ---------    ---------    ---------    ---------    ---------    ---------
Net Assets Available for Plan
Benefits, December 31,1994    $    199,932 $    403,542 $      2,210 $     17,055 $    158,517 $     47,677 $    828,933

Additions to Net Assets:
Contributions and  transfers:
Participant contributions                -       31,179          702        4,688       17,559            -       54,128
Employer contributions              18,142            -            -            -            -            -       18,142
Transfers of participants'
balances-net                           -         (1,210)        (155)        2,958      (2,773)        1,361          181
Forfeitures                             48            -            -            -            -            -           48
Loan transfers                      19,741            -            -            -            -            -       19,741
                                  ---------    ---------    ---------    ---------    ---------    ---------    ---------
                                    37,931       29,969          547        7,646       14,786        1,361       92,240
                                  ---------    ---------    ---------    ---------    ---------    ---------    ---------

Investment income:
Dividends on SBC common shares      12,931       16,381            -            -            -            -       29,312
Other dividends                          -            -            -          598            -            -          598
Interest                               213          306          177            -       10,148        3,924       14,768
                                  ---------    ---------    ---------    ---------    ---------    ---------    ---------
                                    13,144       16,687          177          598       10,148        3,924       44,678
                                  ---------    ---------    ---------    ---------    ---------    ---------    ---------

Net appreciation(depreciation)in
value of investments               133,301      170,760          277        6,182            -            -      310,520
                                  ---------    ---------    ---------    ---------    ---------    ---------    ---------
Total Net Additions                184,376      217,416        1,001       14,426       24,934        5,285      447,438
                                  ---------    ---------    ---------    ---------    ---------    ---------    ---------

-------------------------------------------------------------------------------------------------------------------------
                                             SBC SAVINGS AND SECURITY PLAN
-------------------------------------------------------------------------------------------------------------------------
                             STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR PLAN BENEFITS
                                          FOR THE YEAR ENDED DECEMBER 31, 1995
                                                 (Dollars in Thousands)


                               Employee Stock    SBC                     Diversified  Interest
                                  Ownership     Shares        Bond        Equity       Income        Loan
                                    Plan         Fund         Fund       Portfolio      Fund         Fund        Total
                                  ---------    ---------    ---------    ---------    ---------    ---------    ---------
 (Continued)

 Deductions from Net Assets:
   Administrative expenses             118          281            3           18          125            -          545
   Forfeitures                          48            -            -            -            -            -           48
   Interest expense                  9,656            -            -            -            -            -        9,656
   Loan payment - principal         19,741            -            -            -            -            -       19,741
   Distributions to participants     5,493       24,733          149          796       12,592          400       44,163
                                  ---------    ---------    ---------    ---------    ---------    ---------    ---------
     Total Deductions               35,056       25,014          152          814       12,717          400       74,153
                                  ---------    ---------    ---------    ---------    ---------    ---------    ---------

 Net Assets Available for Plan
   Benefits, December 31, 1995 $   349,252 $    595,944 $      3,059 $     30,667 $    170,734 $     52,562 $  1,202,218
                                  =========    =========    =========    =========    =========    =========    =========





 See Notes to Financial Statements.

================================================================================
                      SBC SAVINGS AND SECURITY PLAN
================================================================================
NOTES TO FINANCIAL STATEMENTS (Dollars in Thousands, Except per Unit Amounts)

     1. Plan Description - The SBC Savings and Security Plan (Plan) was established by SBC Communications Inc. (SBC) to provide a convenient way for eligible employees to save for retirement on a regular and long-term basis. The majority of eligible employees are represented by the Communications Workers of America. The following description of the Plan provides only general information. The Plan has detailed provisions covering participant eligibility, participant allotments from pay, participant withdrawals, participant loans, employer contributions and related vesting and Plan expenses. The Plan text and prospectus include complete descriptions of these and other Plan provisions.

     During 1995, participants could invest their contributions in the SBC Shares Fund, the Bond Fund, the Diversified Equity Portfolio, the Interest Income Fund or equally among selected funds. Beginning in mid-1996, participants were able to invest their contributions in these funds and two new funds, the Asset Allocation Fund and the Global Equity Fund, in 1% increments.

     In 1989, SBC's Board of Directors authorized the establishment of a leveraged Employee Stock Ownership Plan (ESOP), which became a part of the existing Plan effective October 1, 1989. Company matching contributions are made solely in the form of shares of SBC's common stock held in the ESOP.

     The Plan prefunded the ESOP by borrowing $165.0 million through the issuance of 8.49% Guaranteed Non-Salaried Employees' ESOP Notes due 2000, the repayment of which is guaranteed by SBC. On February 27, 1990, the Plan issued an additional $45.0 million of 9.40% Guaranteed Non-Salaried Employees' ESOP Notes due 2000, the repayment of which is also guaranteed by SBC. Funds borrowed by the Plan were used to purchase shares of SBC's common stock held in the open market (Financed Shares), which act as collateral for reimbursement to SBC for any payments it makes under its guarantee of the ESOP Notes. Dividends on Financed Shares and employer cash contributions are used by the Plan to make the required principal and interest payments on the ESOP Notes. As the ESOP Notes are paid down, the Financed Shares are released from the collateral. The Financed Shares are allocated to participants' accounts in the form of a company matching contribution. In lieu of dividends on Financed Shares previously allocated to participants, additional Financed Shares are allocated to participants' accounts. Effective January 1, 1993, the interest rate on the 8.49% notes was reduced to 8.41% as a result of a change in the federal tax rate.

     To the extent insufficient shares have been released through payments on the ESOP Notes, additional employer contributions are made to the ESOP to purchase shares necessary to meet any shortfall in the company match or in the shares issued in lieu of dividends. Dividends on these shares are used to acquire additional shares which are allocated to participants' accounts in the ESOP. Should shares released exceed the required company matching contribution, the excess is considered an additional employer contribution and is allocated to participants' accounts based on each participant's proportionate share of actual plan year ESOP contributions.


     Bankers Trust Company is the Trustee for the Plan.

     Effective August 5, 1996, the valuation of the Plan funds went from a monthly valuation to a daily valuation. Concurrent with this change, income earned on the underlying investments in BZW Barclays (formerly Wells Fargo) investment funds are no longer reported separately but are reflected through increases in the unit values of these funds. Such increases are included in appreciation in the value of investments on the Statement of Changes in Net Assets Available for Plan Benefits.

     Although it has not expressed any intent to do so, SBC has the right under the Plan to discontinue its contributions at any time and to terminate the Plan subject to the provisions of the Employee Retirement Income Security Act of 1974 (ERISA). In the event that the Plan is terminated, subject to the conditions set forth by ERISA, the account balances of all participants shall be 100% vested.

     2. Accounting Policies - The values of investments are determined as follows: SBC common shares on the basis of the last published sales prices as reported on the composite tape of the New York Stock Exchange and other exchanges; contracts with insurance companies and other financial institutions at principal plus reinvested interest which approximates fair value; BZW
Barclays: Equity Index Fund, Government/Corporate Bond Index Fund, U.S. Tactical Asset Allocation Fund E, U.S. Equity Market Fund E and EAFE Equity Index Fund E at net asset values per share obtained from published sources; and temporary cash investments at cost which approximates fair value.

     Purchases and sales of securities are reflected as of the trade date. Dividend income is recognized on the ex-dividend date. Interest earned on investments is recognized on the accrual basis.

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

     3. Participant Interest in the Plan - During 1996, the Plan was amended to change the interest of a participant in the ESOP fund from shares to units. The interest of a participant in each of the other funds in the Plan, except for the Loan Fund, is represented by units (as described in the Plan text). The number of participants, number of units and value per unit for each of these funds as of December 31 were:
                                          1996                            1995
                            -------------------------------- ------------------------------
                            Number of   Number of  Value per   Number of   Number   Value per
                           Participants   Units       Unit   Participants of Units     Unit
                            -------------------------------- ------------------------------
 ESOP                         32,887  217,177,993  $  1.0485       -             -       -

 SBC Shares Fund              28,055   52,615,557  $ 10.1173    28,266   55,124,445 $10.8108

 Bond Fund                     1,257    1,964,204  $  1.6399     1,214    1,917,145 $ 1.5954

 Diversified Equity Portfolio  7,936   21,896,132  $  2.6393     5,726   14,278,407 $ 2.1477

 Interest Income Fund         20,074   32,870,617  $  5.1274    21,488   35,372,144 $ 4.8267

 Asset Allocation Fund           460   1,350,373   $  1.0727       -          -          -

 Global Equity Fund              991   3,133,880   $  1.0992       -          -          -







     The total number of participants in the Plan was less than the sum of the number of participants shown above because many participants were in more than one fund.

     4. Investments - Investments representing 5% or more of Plan net assets at December 31, 1996 or 1995 were:
                                                   1996             1995
                                                  -------          --------
        Employee Stock Ownership Plan
        SBC common shares:
           allocated                           $  273,646          269,847
           unallocated                         $  126,625          180,355
        SBC Shares Fund
        SBC common shares                      $  530,221          588,472
        Loan Fund
        Loans to Plan Participants             $  74,394            48,499

     For the years ended December 31, 1996 and 1995, the average interest rates earned on the Interest Income Fund's investments in contracts with insurance companies and other financial institutions were 6.00% and 6.30%, respectively. At December 31, 1996, the crediting interest rates on these contracts ranged from 4.66% to 7.91% and at December 31, 1995, they ranged from 4.66% to 8.06%.


     The Interest Income fund includes an investment in a synthetic guaranteed investment contract with Cassie Des Depots et Consignations (CDC) whereby the Plan owns a bond held in trust and has entered into a contract with CDC which guarantees the return on the bond. At December 31, 1996, the fair value of the bond and associated cash was $12,521 and the fair value of the guarantee was $1,174. The investment contract is recorded at contract value of $13,695 which approximates fair value.

     5. Long-Term Debt - Long-term debt consists of the ESOP Notes issued in connection with the ESOP (as discussed in note 1). At December 31, 1996, the aggregate principal amounts of long-term debt scheduled for repayment for the years 1997 through 2000 were $22,281, $23,468, $24,546 and $15,856 respectively.
The carrying amount and the estimated fair value of the ESOP Notes as of December 31 were:
                                                  1996             1995
                                                 --------         --------

       Carrying Amount                         $  86,151        $ 107,235
                                                 ========         ========

       Fair Value                              $  91,102        $ 116,098
                                                 ========         ========

     The fair values of the 8.41% ESOP Notes were estimated based on quoted prices and the fair values of the 9.40% ESOP Notes were estimated based on discounted future cash flows using current interest rates.

     6. Tax Status - The Internal Revenue Service issued a determination letter on March 10, 1997, stating that the Plan and related trust are designed in accordance with applicable sections of the Internal Revenue Code (IRC). The Plan has been amended since the determination letter was received. The Plan Administrator believes that the Plan is currently designed and is operating in compliance with the applicable requirements of the IRC.

     7. Reconciliation of Financial Statements to Form 5500 - The following is a reconciliation of net assets available for plan benefits per the financial statements to the Form 5500 as of December 31:ciliation of net assets available for plan benefits per the financial statements to the Form 5500 as of December 31:

                                                        1996          1995
                                                      ----------    ----------

       Net assets available for plan
       benefits per the financial                   $ 1,162,792   $ 1,202,218
       statements


       Less: Distributions payable to                     1,039         6,300
       participants
                                                      ----------    ----------

       Net assets available for plan
       benefits per the Form 5500                   $ 1,161,753   $ 1,195,918
                                                      ==========    ==========


     The following is a reconciliation of benefits paid to participants per the financial statements to the Form 5500 for the year ended December 31, 1996:

                                                        1996
                                                      ----------

       Distributions to participants per
       the financial statements                     $    59,853

       Add: Distributions payable to
       participants at December 31, 1996                  1,039

       Less: Distributions payable to
       participants at  December 31, 1995                 6,300
                                                      ----------

       Distributions to participants per
       the Form 5500                                $    54,592
                                                      ==========

     Distributions payable to participants are recorded on the Form 5500 for benefit claims that have been processed and approved for payment prior to December 31, but not yet paid as of that date.

     8. Subsequent Event - Effective March 24, 1997, dividends on shares in the SBC Shares fund will be paid into a separate fund known as a Dividend Fund Account (DFA). At the end of the year, dividends held in the DFA will be paid out to the participant.

     Prior to the amendment, dividends paid with respect to SBC Shares in the Fund, were reinvested in the Fund, which increased the value of the participants units. Under the amendment, the dividends will be paid to the participant, but the participant may elect reinvestment and have the special Deferred-Tax Allotment offset the payout through the purchase of additional units. Interest earned on dividends held in the DFA will be paid into the SBC Shares Fund.

                          SBC SAVINGS AND SECURITY PLAN
           Item 27a - SCHEDULE OF ASSETS HELD FOR INVESTMENT PURPOSES
                                December 31, 1996
                             (Dollars in Thousands)


                                           Description of                Current
 Identity of Issue                           Investment          Cost     Value
-----------------------------------  ---------------------   --------- ---------

Employee Stock Ownership Plan
  *SBC common shares:
      allocated                         5,275,090 shares    $ 149,630 $  273,646
      unallocated                       2,440,972 shares       67,683    126,625
  *Bankers Trust Company          temporary cash investment     6,360      6,360
                                                            --------- ----------
      Total Employee Stock Ownership Plan                     223,673    406,631
                                                            --------- ----------

SBC Shares Fund
  *SBC common shares                     10,221,136 shares    260,266    530,221
  *Bankers Trust Company          temporary cash investment     2,903      2,903
                                                            --------- ----------
      Total SBC Shares Fund                                   263,169    533,124
                                                            --------- ----------

Bond Fund
  *BZW Barclays Government/Corporate
   Bond Index Fund E                        251,798 units       3,057      3,221
  *Bankers Trust Company          temporary cash investment         1          1
                                                            --------- ----------
      Total Bond Fund                                           3,058      3,222
                                                            --------- ----------

Diversified Equity Portfolio
  *BZW Barclays Equity Index Fund E       2,596,872 units      51,516     57,670
  *Bankers Trust Company          temporary cash investment         8          8
                                                             -------- ----------
      Total Diversified Equity Portfolio                       51,524     57,678
                                                            --------- ----------

Interest Income Fund (a)
   The Prudential Insurance Company
     of America                           6.74 % - 7.91 %      24,931     24,931
   John Hancock                           4.85 % - 5.18 %      10,560     10,560
   Principal Mutual                            6.35%           37,499     37,499
   Provident National Life Insurance
     Company                                   6.78%           10,395     10,395
   Continental Assurance Company               6.40%           24,755     24,755
   New York Life                               5.91%           16,097     16,097
   Metropolitian Contract                      6.32%           16,305     16,305
   Jackson National Life                       6.77%           13,765     13,765
   Cassie Des Depots et Consignations          4.66%           13,695     13,695
                                                            --------- ----------
                                                              168,002    168,002
  *Bankers Trust Company          temporary cash investment     1,057      1,057
                                                            --------- ----------
      Total Interest Income Fund                              169,059    169,059
                                                            --------- ----------

--------------------------------------------------------------------------------
                         SBC SAVINGS AND SECURITY PLAN
--------------------------------------------------------------------------------
          Item 27a - SCHEDULE OF ASSETS HELD FOR INVESTMENT PURPOSES
                               December 31, 1996
                            (Dollars in Thousands)

Asset Allocation Fund
  * BZW Daily US Asset                       75,903         $   1,379 $    1,448
  * Bankers Trust Company      temporary cash investment            0          0
                                                              --------  --------
       Total Asset Allocation                                   1,379      1,448
                                                              --------  --------

Global Equity
  * BZW Barclays U.S. Equity Market         154,781         $   2,374 $    2,536
    Fund E
  * BZW Barclays U.S. EAFE Equity            55,887               826        843
    Index Fund E
  * Bankers Trust Company      temporary cash investment            1          1
                                                              --------  --------
       Total Employee Stock Ownership Plan                      3,201      3,380
                                                              --------  --------

Loan Fund
    Loans to Plan Participants          9.25 % - 9.50 %             -     74,394
*   Bankers Trust Company      temporary cash investment            9          9
                                                              --------  --------
                                                                    9     74,403
                                                              --------  --------

       TOTAL                                                $ 715,072 $1,248,945
                                                              ========  ========






   *  Party-in-Interest

     (a) Investments in this fund consist of guaranteed investment contracts with insurance companies and similar contracts with other financial institutions which provide for the payment of principal plus accrued interest and are collateralized by obligations of other organizations. The average interest rate earned on these investment contracts during 1996 was 6.00%.

=========================================================================================================
                                      SBC SAVINGS & SECURITY PLAN
=========================================================================================================
                        Item      27b  -  SCHEDULE  OF  LOANS  OR  FIXED  INCOME
                                  OBLIGATIONS  For the year ended  December  31,
                                  1996

     Name &                          1996        1996      Unpaid       Detail Description
    Address       Original Amount  Principal   Interest   Balance at           of               Principal  Interest
  (Identity)          of Loan        Paid        Paid     Year End            Loan               Overdue    Overdue
----------------- -------------  ----------  ---------  ---------- ---------------------------- ---------  --------

M. Kitchens        $7,400.00     $ 652.64     $  36.15 $2,477.59    03/31/93 Original Loan Date $2,477.59  $    -
Oklahoma City, OK                                                   04/30/95 Maturity Date
                                                                    7.10% Interest Rate
                                                                    Secured by non-LESOP
                                                                    account


B. Johns           $5,000.00     $   -        $  -      $1,476.58   04/30/91 Original Loan Date $1,476.58  $    -
Carrollton, TX                                                      11/30/98 Maturity Date
                                                                    9.375% Interest Rate
                                                                    Secured by non-LESOP
                                                                    account


G. Nolasco         $8,790.00     $ 982.53     $ 168.02  $3,417.56   11/30/92 Original Loan Date $3,417.56  $    -
San Antonio, TX                                                     12/31/97 Maturity Date
                                                                    7.125% Interest Rate
                                                                    Secured by non-LESOP
                                                                    account

NOTE: None of the participant loans in default or classified as uncollectible were with a party-in-interest. No loans were renegotiated during the year. All loans are secured by the participant's account. The company will collect overdue amounts upon a distributable event.


                                            SBC SAVINGS & SECURITY PLAN
                                   Item 27d - SCHEDULE OF REPORTABLE TRANSACTIONS
                                        For the year ended December 31, 1996
                                               (Dollars in Thousands)
                                                                                            Current Value
                                                                                             of Asset on
                               Description of           Purchase      Selling     Cost of     Transaction   Net gain
Identity of Party Involved         Assets                 Price        Price       Asset         Date       or (loss)
-----------------------    ----------------------------  ----------   ----------  -----------  -----------  -----------

Category (iii) transactions:

  Bankers Trust            Bankers Trust Pyramid        $ 176,485    $    -       $ 176,485    $ 176,485     $    -
                            Account Cash Fund

  Bankers Trust            Bankers Trust Pyramid        $    -       $ 181,216    $ 181,216    $ 181,216     $    -
                            Account Cash Fund

  Bankers Trust            BZW Barclays                 $  58,618    $            $  58,618    $  58,618     $    -
                           Equity Index Fund

  Bankers Trust            BZW Barclays                 $            $  37,366    $  28,122    $  37,366     $  9,244
                           Equity Index Fund




      There were no category (i), (ii) or (iv) transactions.

SIGNATURES Pursuant to the requirements of the Securities Exchange Act of 1934, the Benefit Plan Committee has duly caused this annual report to be signed by the undersigned thereunto duly authorized.annual report to be signed by the undersigned thereunto duly authorized.




                              SBC SAVINGS AND SECURITY PLAN

                              By Benefit Plan Committee







                               By  /s/ Cassandra C. Carr
                                      Cassandra C. Carr, Chairman




Date:  June 24, 1997

                                                                        EX-23.b
                                                             Form 11-K for 1996
                                                               File  No. 1-8610




                     CONSENT OF  INDEPENDENT  AUDITORS
     We consent to the incorporation by reference in the Registration Statement (Form S-8, No. 33-54309 and 333-24295) pertaining to the SBC Savings and Security Plan of our report dated June 18, 1997, with respect to the financial statements and supplemental schedules of the SBC Savings and Security Plan included in this Annual Report (Form 11-K) for the year ended December 31, 1996.




                                             ERNST & YOUNG LLP

San Antonio, Texas
June 18, 1997